SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: January 13, 2004
(Date of earliest event reported):

ACTION PERFORMANCE
COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No.: 0-21630

Arizona	86-0704792
(State or other jurisdiction of incorporation or jurisdiction)	(IRS Employer Identification No.)

1480 South Hohokam Drive
Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

(602) 337-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Item 7. Financial Statements and Exhibits
Item 12. Results of Operation and Financial Condition
SIGNATURES
Exhibit 99

Item 7. Financial Statements and Exhibits

     Exhibit 99 Press release of Action Performance Companies, Inc., dated January 13, 2004

Item 12. Results of Operation and Financial Condition

     On January 13, 2004, Action Performance Companies, Inc. issued a press release announcing that based on preliminary information, the company anticipates reporting net sales of $71 million to $73 million for the quarter ending December 31, 2003, and reiterated its previously announced guidance for the 12 months ending September 30, 2004. A copy of this press release is attached hereto as Exhibit 99 and is hereby incorporated by reference in this item 12.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2004	Action Performance Companies, Inc.

By: /s/ R. David Martin
	Name:	R. David Martin
	Title:	Chief Financial Officer, Secretary and Treasurer